Exhibit 10.13

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

Agreement

between

Merck Pharma GmbH

Alsfelder Straße 17

64289 Darmstadt, Germany

(“Merck”)

and

Nitec Pharma AG

Kägenstraße 17

4153 Reinach, Switzerland

(“Nitec AG”)

and

Nitec GmbH

Joseph-Meyer-Str. 13 –15

68167 Mannheim, Germany

(“Nitec Germany”)

Nitec AG and Nitec Germany are collectively referred to as “Nitec”

(all, Nitec AG, Nitec Germany and Merck are the “Parties” and each of them – as the case may be – a “Party”)

Preamble

1.	Whereas, Merck KGaA, having its registered office at Frankfurter Str. 250, 64271 Darmstadt, Germany (“Merck KGaA”), is the parent company of Merck;

2.

Whereas, Nitec AG and Merck KGaA concluded as of October 1st, 2004 a Technology Transfer Agreement (“TTA”) under which the rights of Merck’s development activities regarding the medicinal product Prednison Night Time Release were transferred to Nitec AG and whereas, Nitec further developed the Project (as defined in the TTA) and owns all rights relating to the PRODUCT, as defined;

3.

Whereas, under the TTA Merck KGaA was granted by Nitec AG the option to obtain exclusively the distribution and marketing rights pertaining to the PRODUCT in Germany and Austria and, with regard to Germany, made use of its option by having Merck conclude with Nitec AG and Nitec Germany a

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Transfer, License and Supply Agreement (“TLSA”) dated December 21st, 2006;

4.	Whereas, Nitec AG, through Nitec Germany, applied for the MARKETING AUTHORIZATION for the PRODUCT in Germany with the competent authority in order to become a Marketing Authorization Holder (“MAH”), as defined in § 4 subp. 18 Arzneimittelgesetz (“AMG”);

5.	Whereas, under the TLSA, Nitec AG agreed to cause Nitec Germany to transfer the MARKETING AUTHORIZATION to Merck, if and when the MARKETING AUTHORIZATION would be obtained by Nitec Germany;

6.	Whereas, Merck no longer desires to obtain the MARKETING AUTHORIZATION and whereas, the Parties are willing to amend the TLSA in order that the MARKET AUTHORIZATION shall not be transferred to Merck, if and when it is obtained by Nitec Germany;

7.	Whereas, the Parties wish to reorganise the relationship established under the TLSA in a way that Nitec Germany and Merck shall co-promote the PRODUCT in Germany (in the regulatory mode of “Mitvertrieb” according to German pharmaceutical law), provided that Merck shall have exclusive rights to market, distribute and sell the PRODUCT in Germany and that Nitec shall not, other than as pursuant to Article 5.8 of the TLSA, either itself or through third parties, make use of its co-promotion rights and/or any additional marketing authorizations (“Duplicate Authorization”) during the term of the TLSA; and

8.	Whereas, Nitec Germany is willing to transfer to Merck the MARKETING AUTHORIZATION in case the law no longer allows Merck to exclusively distribute and market the PRODUCT under the co-promotion relationship (“Mitvertrieb”) established hereunder and unless the Parties jointly agree to actively co-promote the PRODUCT in the market.

Now, therefore, the Parties agree as follows:

Article 1 – Definitions

As used in this AGREEMENT, capitalized words and expressions shall have the meanings defined in the TLSA, provided that the following words and phrases shall have the following meanings:

“AGREEMENT” means this Agreement between the Parties as set out and described herein.

“TLSA” shall mean the Transfer, License and Supply Agreement of December 21st, 2006 concluded between Nitec AG, Nitec Germany and Merck.

“TTA” shall mean the Technology Transfer Agreement of October 1st, 2004 concluded between Nitec AG and Merck.

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Article 2 – Amendments to the TLSA

The Parties hereby agree to amend the TLSA as follows:

2.1	Article 2 of the TLSA is amended as follows:

2.1 Subject to the terms and conditions of this AGREEMENT, Nitec AG hereby grants to Merck an exclusive license to use the TRADEMARK for the PRODUCT during the TERM of this AGREEMENT in the TERRITORY. The term exclusive license shall mean for the purpose of this AGREEMENT that Nitec shall not grant a license to use the TRADEMARK in the TERRITORY to any other party.

All other subp. of Article 2 remain unchanged.

2.2	Article 3 of the TLSA is amended as follows:

3.1 When the MARKETING AUTHORIZATION in the TERRITORY has been obtained by Nitec Germany, Nitec AG hereby grants to Merck an exclusive license to the TRADEMARK for Merck’s exclusive use hereof.

3.3 […***…], Nitec Germany agrees to maintain the MARKETING AUTHORIZATION in the TERRITORY, except where such MARKETING AUTHORIZATION is transferred to Merck.

At Merck’s sole expense, Merck agrees to diligently promote, market, sell and distribute the PRODUCT in the TERRITORY.

All other subp. of Article 3 remain unchanged.

2.3	Article 4 of the TLSA is amended as follows:

4.1 Nitec shall make all declarations and filings to obtain and to maintain the MARKETING AUTHORIZATION.

4.2 The Product, subject to Nitec AG’s ability to deliver the Product, shall be launched within […***…] after the MARKETING AUTHORIZATION has been obtained by Nitec Germany and after notification of Merck’s co-promotion rights (“Mitvertrieb”) to the BfArM and any necessary official approvals, to the extent that these approvals are a condition for so launching the product.

4.3 (unchanged)

2.4	Article 5 of the TLSA is amended as follows:

5.2 Subject to Section 4.2, Merck will launch the PRODUCT in the TERRITORY no later than […***…] after the granting of the MARKETING AUTHORIZATION, notification of Merck’s co-promotion rights (“Mitvertrieb”) and any necessary official approvals, to the extent that these approvals are a condition for so launching PRODUCT.

***Confidential Treatment Requested

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5.8 Should ANNUAL MINIMUM SALES not be reached in any […***…] consecutive […***…] periods (the first such period to commence upon LAUNCH) during the TERM due to reasons not attributable to Nitec and/or the third party manufacturer, and same shall not be remedied within […***…] after respective notice by Nitec to Merck, Nitec’s exclusive remedy shall be the right to market and sell the PRODUCT itself as of the end of the three weeks period and/or to introduce or to have introduced a product in the TERRITORY under the MARKETING AUTHORISATION or Duplicate Authorization. In such a case, the continuation of this AGREEMENT shall not be subject to any ANNUAL MINIMUM SALES.

All other subp. of Article 5 remain unchanged.

2.5	Article 8 of the TLSA is amended as follows:

8.3 Further details regarding the manufacturing and supply of the PRODUCT will be set forth in a Technical Agreement to be concluded in due course.

All other subp. of Article 8 remain unchanged.

2.6	Article 10 of the TLSA is amended as follows

10.2 Merck will use its reasonable best efforts to further the marketing, selling and distribution of the PRODUCT in the TERRITORY in accordance with the terms of this AGREEMENT and to obtain relevant authorizations other than the MARKETING AUTHORIZATION, if any;

All other subp. of Article 10 remain unchanged.

2.7	Article 11 of the TLSA is amended as follows:

11.1 Nitec shall file a variation notice specifying Merck’s rights to market, distribute and sell the PRODUCT with the BfArM and inform Merck of that notification by copy.

All other subp. of Article 11 remain unchanged.

2.8	Article 13 of the TLSA is amended as follows:

13.1 Nitec shall be responsible for fulfilling and securing other requirements, regulations, licenses and permissions which are necessary to distribute, sell and market the PRODUCT in finished form in the TERRITORY.

All other subp. of Article 13 remain unchanged.

2.9	Article 14 of the TLSA is amended as follows:

14.2 Nitec is responsible for fulfilling the documentation and reporting obligations in accordance with the legal requirements. Nitec shall inform Merck of any planned notification to the relevant authorities and take into

***Confidential Treatment Requested

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account Merck’s reasonable objections to such notification. Independently of any national reporting requirements, the Parties hereto shall in relation to the PRODUCT report to each other all serious adverse events from clinical trials with a reasonable suspicion of causal relationship to the administered PRODUCT and all serious spontaneously reported suspected adverse drug reactions.

14.5 Nitec will be responsible for preparing the periodic safety update reports in accordance with the law and shall provide copies of same to Merck. Under the applicable law (Arzneimittelgesetz, AMG), Merck as “Mitvertreiber” shall report to Nitec all adverse events (AEs), serious adverse events (SAEs) and warnings as specified in a safety data exchange agreement in order to allow Nitec GmbH to fulfill its obligations as MAH.

All other subp. of Article 14 remain unchanged.

Article 3 – Reorganisation of the Distribution Relationship

3.1	The Parties agree to reorganise their relationship in such a way that Nitec Germany and Merck will co-promote and jointly distribute (“Mitvertrieb”) the PRODUCT in the TERRITORY.

3.2	To the extent legally permitted and as long as Nitec does not market and sell the PRODUCT in the TERRITORY, Merck shall procure that its statutory insurance as a pharmaceutical company provides coverage to Nitec Germany.

3.3	In any event, Nitec AG and Nitec Germany shall procure that Merck remains solely entitled to the extent legally permitted to market and sell the PRODUCT in the TERRITORY during the TERM of the TLSA, unless provided for differently in Article 5.8 of the TLSA.

3.4	Regardless of its co-promotion and joint distribution rights and its position as the MAH, Nitec Germany accordingly agrees not to exercise its right under the MARKETING AUTHORIZATION or any Duplicate Authorization to market and sell the PRODUCT in the TERRITORY during the TERM of the TLSA, either directly or indirectly through a third party, other than as pursuant to Article 5.8 of the TLSA. Nitec Germany also agrees not to transfer the MARKETING AUTHORIZATION or any Duplicate Authorization to any third party, other than as pursuant to Article 5.8 of the TLSA.

3.5	Promptly after obtaining the MARKETING AUTHORIZATION; Nitec will supply Merck with a copy of the complete Module 1 of the registration dossier and subsequently, during the term of the TLSA, with copies of all official correspondence with the relevant authorities in the TERRITORY (including but not limited to variations, PSURs, renewals, etc.), preferably as CD-ROM.

3.6

The packaging of the PRODUCT and related information material shall at all times be in compliance with applicable law and Merck’s internal guidelines as in force from time to time. The Parties understand and agree that, in

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accordance with § 9 subp. 1 AMG, the packaging of the PRODUCT and related information material will mention both Nitec Germany and Merck as distributors of the PRODUCT in the TERRITORY, if and to the extent required by applicable law. It is further understood and agreed that Nitec as a company shall be mentioned to the minimum extent permitted and that Merck’s company brand and other design elements shall be adapted as required by the relevant Merck guidelines. In case Merck requests a change of the packaging or related information material and such request is beyond customary practice in the industry (e.g., with regard to either reasonableness of the change or frequency of requested changes) or results in a material cost increase, the additional costs resulting from such request shall be borne by Merck.

3.7	Should the Parties’ decision to reorganise their relationship by this Amendment to the effect that Nitec Germany and Merck co-promote and jointly distribute (“Mitvertrieb”) the PRODUCT in the TERRITORY be or become unlawful under applicable mandatory law at any time during the term of the TLSA, then upon either Party’s written notice to the other Party this Amendment shall cease to be effective upon receipt of such notice by the other Party, and the TLSA shall apply once again in the form as it existed prior to this Amendment taking effect.

Article 4 Relationship to the TLSA

The Parties are in agreement that Articles 16 and 17 of the TLSA shall also apply to this Amendment and that the TLSA shall remain in full force and effect, and shall only be amended as specifically amended by this AGREEMENT.

Reinach, 17/12/2008		Darmstadt, 15/12/08

Nitec Pharma AG		Merck Pharma GmbH

/s/ Anders Härfstrand		/s/ Vincent Jacob
(NAME)	Anders Härfstrand CEO	Vincent Jacob (Geschäftsführer)
Mannheim, 17.12. 2008

Nitec Pharma GmbH

/s/ Jochen Mattis
(NAME)	Jochen Mattis

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